SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of report (Date of earliest event reported): August 31, 2000
     ____________________________________________________________________


                        FOUNTAIN COLONY VENTURES, INC.
          __________________________________________________________
            (Exact name of registrant as specified in its charter)


      Colorado                  33-27230                   95-4798345
    _____________            _____________             __________________
    (State of                 (Commission              (I.R.S. Employer
    Incorporation)            File Number)             Identification No.)


         27 Hyakunin-cho, Higashi-ku, Nagoya, Aichi Prefecture, Japan
       _______________________________________________________________
                   (Address of principal executive offices)


                              011-81-52-937-8840
             ___________________________________________________
             (Registrant's telephone number, including area code)



        ______________________________________________________________
        (Former name or former address, if changed since last report)

Item 4.   Changes in Registrant's Certifying Accountant.

In an earlier Form 8-K Current Report, Fountain Colony Ventures, Inc. ("Fountain Colony"), announced that it had dismissed its former independent accountant and that it had engaged Taiyo Audit Corporation effective July 7, 2000 as the new independent accountant to audit Fountain Colony's financial statements. Subsequently Fountain Colony learned that Taiyo Audit Corporation is not qualified to audit the financial statements of companies which file periodic reports with the U.S. Securities and Exchange Commission. As a result, Taiyo Audit Corporation never performed an audit of Fountain Colony's financial statements, and Fountain Colony has been searching for a suitable accounting firm to engage as its new independent accountant to act as the principal accountant to audit Fountain Colony's financial statements.

The decision to change accountants was recommended and approved by Fountain Colony's board of directors.

Item 5.   Other Events.

Fountain Colony has been operating with a fiscal year ending each September
30. Effective April 6, 2000, Fountain Colony acquired its wholly-owned subsidiary, Green Medical Company, Ltd. which has been operating with a fiscal year ending each June 30.

Prior to June 30, 2000, the Fountain Colony board of directors decided to change the fiscal year of Fountain Colony to a fiscal year ending each June 30, which is consistent with the fiscal year end of Green Medical Company, Ltd. As a result, Fountain Colony will be preparing and filing a Transitional Report on Form 10-KSB for the period ended June 30, 2000, which is due to be filed on or before September 28, 2000. Because of this change in Fountain Colony's fiscal year end, there is no Quarterly Report required to be filed by Fountain Colony on Form 10-QSB for the period ended June 30, 2000.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FOUNTAIN COLONY VENTURES, INC.
                                       _____________________________
                                       (Registrant)


Date: August 31, 2000                  By: /s/ Katumori Hayashi
                                          __________________________
                                          Katumori Hayashi
                                          President, Chief Executive Officer
                                          and Chairman of Board of Directors